SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported):  July 17, 2007


                          HOUSTON AMERICAN ENERGY CORP.
                         -------------------------------
               (Exact name of registrant as specified in Charter)


             Delaware                      1-32955             76-0675953
 -------------------------------        -------------     --------------------
 (State or other jurisdiction of         (Commission         (IRS Employer
  incorporation or organization)           File No.)       Identification No.)


                         801 Travis Street, Suite 1425
                              Houston, Texas 77002
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               (Address of Principal Executive Offices)(Zip Code)


                                  713-222-6966
                           -------------------------
                           (Issuer Telephone number)


       -----------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.     Other Events

On July 17, 2007, management of Houston American Energy Corp (the "Company") was advised that Hupecol LLC ("Hupecol") had retained an investment bank for purposes of evaluating a possible transaction (a "Transaction") involving the monetization of Hupecol assets. The Transaction may involve the sale of some or all of the assets and operations of Hupecol, an exchange or trade of assets, a public offering or other similar transaction and may be effected in a single transaction or a series of transactions.

The Company is an investor in Hupecol and the Company's interest in the assets and operations of Hupecol represent all of the Company's assets and operations in Colombia and are the principal assets and operations of the Company. The Company's management intends to closely monitor the nature and progress of the Transaction in order to protect the interests of the Company and its shareholders. However, the Company has no effective ability to alter or prevent a Transaction and is unable to predict whether or not a Transaction will in fact occur or the nature or timing of any such Transaction. Further, the Company is unable to estimate the actual value that it might derive from any such Transaction and whether any such Transaction will ultimately be beneficial to the Company and its shareholders.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HOUSTON AMERICAN ENERGY CORP.

Dated:  July 18, 2007
                                  By:   /s/ John Terwilliger
                                        John Terwilliger,
                                        President and
                                        Chief Executive Officer


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